UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/18/2014

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2014, the Board of Directors (the "Board") of Identive Group, Inc. (the "Company") elected Gary Kremen as a director, effective immediately. Mr. Kremen's appointment was made upon the recommendation of the Nominating Committee of the Board and brings the composition of the Board to eight members with one vacancy. Mr. Kremen will serve as a Class II director with a term expiring at the Company's 2015 Annual Meeting of Stockholders. At the time of this filing Mr. Kremen has not been appointed to any committees of the Board.

Mr. Kremen is a serial entrepreneur who invented online dating, founding the dating site Match.com. He also founded Clean Power Finance, a leading white-label residential solar finance company, backed by Google, Kleiner Perkins Caufield & Byers, Edison International (parent company of Southern California Edison) and Duke Energy, among others. He is an investor in over 40 companies, private equity funds and venture capital funds. Mr. Kremen is credited as the primary inventor on a 1995-filed patent for dynamic web pages, and holds three other patents in financial-related systems management. He holds Bachelor of Science degrees in Electrical Engineering and Computer Science from Northwestern University, as well as an MBA from the Stanford University Graduate School of Business.

Currently Mr. Kremen is a principal with CapGain Solutions as well as Cross Coin Ventures. He serves on the boards of WaterSmart Software, for which he was a founding co-investor and is currently Chairman; CrowdFlower, for which he was the founding investor; and Purissima Hills Water District, where he is President of the Board of Directors.

The Board determined that Mr. Kremen is independent in accordance with the applicable rules of The NASDAQ Stock Market.

Mr. Kremen was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Kremen and the Company that would require disclosure under Item 404(a) of Regulation S-K. In connection with his election, Mr. Kremen has received an option to acquire 10,000 shares of the Company's common stock pursuant to the Company's 2011 Incentive Compensation Plan, and will be entitled to receive the same compensation paid to the Company's other non-employee directors.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.
Exhibit
No.                Description

99.1        Press Release, dated February 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: February 24, 2014	By:	/s/ Brian Nelson
Brian Nelson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, dated February 24, 2014